Exhibit 10.19

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of ●, 202●

BETWEEN:

BAUSCH + LOMB CORPORATION, a corporation existing under the Canada Business Corporations Act

(the “Corporation”)

- and -

                         , an individual resident in                         ,

(the “Indemnified Party”)

RECITALS:

A.	The Indemnified Party is, has been or, at the request of the Corporation, proposes to become, a director or officer of the Corporation.

B.	The Corporation is permitted to indemnify its directors and officers to the extent permitted herein.

C.

The Corporation considers it desirable and in the best interests of the Corporation to attract and retain the services of highly qualified individuals such as the Indemnified Party to serve as a director or officer of the Corporation and to therefore enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director or officer of the Corporation.

D.

The Indemnified Party has agreed to serve or to continue to serve as a director or officer of the Corporation subject to the Corporation providing the Indemnified Party with directors’ and officers’ liability insurance and an indemnity against certain liabilities and, in order to induce the Indemnified Party to serve and to continue to so serve as a director or officer of the Corporation, the Corporation has agreed to provide the indemnity in this Agreement.

THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree with each other as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)

“Act” means the Canada Business Corporations Act, provided that if the Corporation continues its existence under the corporate statute of any province or territory Canada, from and after the effective date of such continuance, such other corporate statute;

(b)	“Affiliate” has the meaning ascribed to such term in the Act;

(c)

“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(d)	“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks are open for business during normal banking hours in Vancouver, British Columbia;

(e)

“Claim” includes any civil, criminal, administrative or investigative or other proceeding of any nature or kind in which the Indemnified Party is involved by reason of the Indemnified Party’s being or having been a director or officer of the Corporation;

(f)	“Derivative Claim” has the meaning set out in Section 2.1(c);

(g)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(h)

“Losses” includes all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement;

(i)	“Parties” means the Corporation and the Indemnified Party, collectively, and “Party” means any one of them;

(j)	“Policy” means the directors’ and officers’ insurance policy entered into by the Corporation and any successor to such policy entered into by the Corporation; and

(k)	“Run-Off Coverage” has the meaning set out in Section 3.3.

(l)	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)

Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(c)	Number – Unless the context otherwise requires, words importing the singular include the plural and vice versa.

(d)

Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(e)

Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

ARTICLE 2

OBLIGATIONS

2.1	Obligations of the Corporation

(a)

General Indemnity – Except as otherwise provided in this Agreement, the Corporation shall indemnify and hold the Indemnified Party harmless to the fullest extent permitted by law, including but not limited to the indemnity under the Act, from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided, however, that the indemnity provided for in this Section 2.1(a) will not be available if:

(i)

the payment was made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Corporation was prohibited from giving the indemnity or paying the expenses by its articles;

(ii)

the payment was made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Corporation is prohibited from giving the indemnity or paying the expenses by its articles;

(iii)	the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation (or an Affiliate of the Corporation as the case may be); and

(iv)	in the case of a proceeding for a Claim, other than a civil proceeding, the Indemnified Party did not have reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(b)

Indemnity as of Right – In addition to any other indemnity to which the Indemnified Party is entitled hereunder and notwithstanding anything in this Agreement to the contrary, the Indemnified Party is entitled to an indemnity from the Corporation in respect of all costs, charges and expenses actually and reasonably incurred by the Indemnified Party in connection with the defence of any Claim, if the Indemnified Party:

(i)	has not been reimbursed for those expenses;

(ii)	is wholly successful, on the merits or otherwise, in the outcome of the Claim or is substantially successful, on the merits or otherwise in the outcome of the Claim; and

(iii)	fulfils the conditions set out in Section 2.1(a).

(c)

Claims By or On Behalf of the Corporation – In respect of any action by or on behalf of the Corporation or an Affiliate of the Corporation to procure a judgment in its favour against the Indemnified Party (a “Derivative Claim”), the Corporation shall make an application, at its expense, for the approval of a court of competent jurisdiction to indemnify and save the Indemnified Party harmless, on the terms set out herein, against all Losses in respect of such Derivative Claim, provided that such indemnification is not prohibited by the Act or by any other applicable statute.

(d)

Advance of Expenses – Subject to Sections 2.1(a) and 2.1(c), the Corporation shall, at the request of the Indemnified Party, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any costs, charges or expenses actually and reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement under this Agreement, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party, pending approval of a court of competent jurisdiction (if required), to the payment thereof as an indemnity and provided that the Corporation shall not make any payment pursuant to this Section 2.1(d) unless the Corporation first receives from the Indemnified Party a written undertaking that, in the event that it is ultimately determined by a court of competent jurisdiction that the Indemnified Party did not fulfil the conditions set out in Section 2.1(a), or that the Indemnified Party was not entitled to be fully so indemnified, such loan or advance, or the appropriate portion thereof shall, upon written notice of such determination being given by the Corporation to the Indemnified Party reasonably detailing the basis for such determination, be repayable on demand and shall bear interest from the date of such notice at the prime rate prescribed from time to time by Royal Bank of Canada.

(e)

Partial Indemnification – If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is so entitled.

(f)

Claim Initiated by Nominee – The Indemnified Party shall not be entitled to indemnification under this Agreement for any Claim initiated by or on behalf of the Indemnified Party against the Corporation except a Claim brought to enforce indemnification under this Agreement.

(g)

Court Approval – In the event that it is ultimately determined by a court of competent jurisdiction from which no appeal is possible or, if an appeal is possible, any applicable appeal period has expired without an appeal being taken that the Indemnified Party:

(i)

should have been indemnified in respect of an amount for which advances of any costs, charges or expenses were not made, then the Corporation shall promptly reimburse the Indemnified Party in respect of such amount; or

(ii)

is not entitled to be indemnified in respect of any costs, charges or expenses that were advanced by the Corporation pursuant to the Act, or that the Indemnified Party was not entitled to be indemnified in respect of a portion of such advances, then such advances shall, on written notice of such determination being given by the Corporation to the Indemnified Party (such notice to include a copy of such determination or to include a reasonable explanation of the basis for such determination), be repayable to the Corporation on demand and shall bear interest from the date of such notice at the prime rate announced from time to time by the Corporation’s principal banker;

(h)

Specific Indemnity for Statutory Obligations – Without limiting the generality of Section 2.1(a), the Corporation shall, to the extent permitted by law and subject to the terms of this Agreement, indemnify and save the Indemnified Party harmless from and against any and all Losses arising by operation of statute and incurred by or imposed on the Indemnified Party in relation to the affairs of the Corporation in the Indemnified Party’s capacity as a director or officer of the Corporation or in a similar capacity with respect to an Affiliate of the Corporation, including, but not limited to, all statutory obligations to creditors, employees, suppliers, contractors, subcontractors and any government or agency or division of any government, whether federal, provincial, state, regional or municipal.

(i)

Scope – Without limiting the generality of Section 2.1(a), the indemnities provided herein will, to the extent permitted by law, include all costs, charges and expenses and amounts paid to settle or dispose of any Claim or satisfy any judgements, fines or penalties, whether arising by operation of statute, rule, regulation or ordinance or otherwise at law, whether incurred alone or jointly with others, which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay or which may be imposed on the Indemnified Party by reason of the Indemnified Party being or having been a director or officer of the Corporation or acting or having acted in a similar capacity with respect to an Affiliate of the Corporation as a result of the investigation, defence, settlement, appeal of, preparation for, provision of evidence or the instruction and receipt of advice of the Indemnified Party’s counsel retained in accordance with this Agreement or other professional advisors in connection with any Claim or any action to establish or enforce a right to indemnification from the Corporation under this Agreement or otherwise.

(j)

Taxes – The Indemnified Party shall be indemnified for any Taxes to which the Indemnified Party may be subject or suffer or incur as a result of, in respect of, arising out of or referable to any Claims for which the Indemnified Party is indemnified pursuant to this Section 2.1 provided, however, that any amount required to be paid with respect to such Taxes shall be payable by the Corporation only upon the Indemnified Party remitting or being required to remit any amount payable on account of such Taxes and being provided with written evidence of such remittance or requirement to remit to the Corporation.

(k)

Nonexclusivity – The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnified Party may be entitled under the Corporation’s constating documents, any shareholder agreement with respect to the Corporation or the Act.

(l)	The Corporation will not take any action to amend its articles that would diminish or impair the ability of the Corporation to indemnify the Indemnified Party under this Agreement.

(m)

Notwithstanding any other provision of this Agreement, to the extent that any Indemnified Party is, by reason of his or her relationship with the Corporation, a witness in any proceeding to which such Indemnified Party is not a party, he or she shall be indemnified against all expenses actually and reasonably incurred by such Indemnified Party or on his or her behalf in connection therewith.

2.2	Notice of Claims

The Indemnified Party shall give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice, by the Indemnified Party or the Corporation, (in either case a “Notice of Claim”) shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by the Indemnified Party to so notify the Corporation of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Corporation.

2.3	Conduct of Defense

(a)

In connection with any Claim in respect of which the Indemnified Party may be entitled to be indemnified under this Agreement, the Indemnified Party will have the right to employ separate counsel of the Indemnified Party’s choosing and to participate in the defence of such Claim but the fees and disbursements of such counsel will be at the expense of the Indemnified Party unless:

(i)

the Indemnified Party reasonably determines that there are legal defences available to the Indemnified Party that are different from or in addition to those available to the Corporation or that a conflict of interest exists which makes representation by counsel chosen by the Corporation not advisable;

(ii)

the Corporation has not assumed the defence of the Claim and employed counsel therefor reasonably satisfactory to the Indemnified Party within a reasonable period of time after receiving notice of the Claim; or

(iii)	employment of such other counsel has been authorized in writing by the Corporation,

in which event the reasonable fees and disbursements of such counsel will be paid by the Corporation, subject to the terms of this Agreement.

(b)

No admission of liability and no settlement of any Claim by the Corporation or an Affiliate of the Corporation, as applicable, in a manner adverse to the Indemnified Party will be made without the consent of the Indemnified Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Corporation or Affiliate of the Corporation, as the case may be, shall be entitled to settle any Claim that does not involve an admission of liability by the Indemnified Party if: (i) the settlement does not involve any obligation or liability of the Indemnified Party other than the payment of a monetary amount; (ii) the Indemnified Party is indemnified in full against payment of such monetary amount together with all related costs, charges and expenses, whether or not such costs, charges and expenses would otherwise be payable under this Agreement; (iii) the settlement does not include any admission or finding of wrongdoing by, or any statement which is disparaging, deleterious or damaging to the integrity or reputation of, the Indemnified Party or the board of directors of the Corporation or applicable Affiliate of the Corporation and (iv) the Indemnified Party receives a full and complete release in respect of the Claim. No admission of liability will be made by the Indemnified Party without the consent of the Corporation and the Corporation will not be liable for any settlement of any Claim made without its consent, such consent not to be unreasonably withheld.

2.4	Exclusion

Notwithstanding any provision of this Agreement and unless any Indemnified Party ultimately is successful on the merits with respect to any such Claim, the Corporation shall not be obligated under this Agreement to make any indemnity in connection with any claim made against an Indemnified Party for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnified Party of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of law or (ii) any reimbursement of the Corporation by such Indemnified Party of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Indemnified Party from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

2.5	Subrogation

Promptly after receiving a Notice of Claim from the Indemnified Party (other than in respect of a Derivative Claim), the Corporation may, by providing notice in writing to the Indemnified Party, or the Corporation shall, upon the written request of the Indemnified Party, assume conduct of the defence thereof in a timely manner and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter so long as the Corporation diligently defends against the Claim. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party shall fully cooperate in such defence including the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.6	No Presumptions

Termination of any Claims by judgment, order, settlement or conviction, or upon a plea of “nolo contendere” or its equivalent, will not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not eligible to be indemnified pursuant to Section 2.1(a) (unless the judgment or order of a court or other tribunal of competent jurisdiction in the matter specifically finds otherwise). Neither: (a) the failure of the Corporation to have made a determination that indemnification of the Indemnified Party is proper in the circumstances; nor (b) an actual determination by the Corporation that the Indemnified Party has not eligible to be indemnified pursuant to Section 2.1(a), will be a defence to any action brought by the Indemnified Party against the Corporation to recover the amount of any indemnification claim, nor create a presumption that the Indemnified Party is not eligible for indemnification pursuant to Section 2.1(a).

2.7	Other Rights and Remedies Unaffected

The indemnification provided for in this Agreement will not derogate from, exclude or reduce any other rights or remedies, in law or in equity, to which the Indemnified Party may be entitled by operation of law or under any statute, rule, regulation or ordinance or by virtue of any available insurance coverage, including, but not limited to the following:

(a)	the Act;

(b)	the articles or by-laws of the Corporation or the constating documents of any applicable Affiliate of the Corporation;

(c)	any vote of the shareholders or disinterested directors of the Corporation;

(d)	any applicable policy of insurance, guarantee or third-party indemnity,

both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or in a similar capacity with respect to an Affiliate of the Corporation, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

ARTICLE 3

INSURANCE

3.1	The Policy

The Corporation shall pay all premiums payable under the Policy and take all steps necessary to maintain the coverage provided under the Policy.

3.2	Currency of Policy

So long as the Indemnified Party is a director or officer of the Corporation, upon the receipt of a written request from the Indemnified Party at any time during the term of this Agreement, the Corporation shall provide proof to the Indemnified Party that all premiums payable by the Corporation in respect of the Policy have been paid.

3.3	Run-Off Coverage

In the event the Policy is discontinued for any reason, the Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered for a period of two years after such discontinuance, insurance for the benefit of the Indemnified Party (the “Run-Off Coverage”), on such terms as the Corporation then maintains in existence for its directors and officers, to the extent permitted by law and provided such Run-Off Coverage is available on commercially acceptable terms and premiums (as determined by the board of directors of the Corporation in its sole discretion). The Run-Off Coverage shall provide coverage only in respect of events occurring prior to the discontinuance of the Policy.

3.4	Exclusion of Indemnity

Notwithstanding any other provision in this Agreement to the contrary, the Corporation shall not be obligated to indemnify the Indemnified Party under this Agreement for any Losses which have been actually paid to, or on behalf of the Indemnified Party under the Policy or any other applicable policy of insurance maintained by the Corporation.

3.5	Deductible under Directors’ and Officers’ Insurance

If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Indemnified Party is subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by the Corporation for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, the Corporation shall pay the deductible for and on behalf of the Indemnified Party.

ARTICLE 4

MISCELLANEOUS

4.1	Continuance

The Corporation shall give to the Indemnified Party 15 Business Days’ notice of any application by the Corporation for a certificate of continuance in any jurisdiction, indicating the jurisdiction in which it is proposed that the Corporation will be continued and the proposed date of continuance. Upon receipt of such notice, the Indemnified Party may require that the Parties make such amendments to this Agreement as the Parties, acting reasonably, consider necessary or desirable in order to provide the Indemnified Party with a comprehensive indemnity under the laws of the proposed jurisdiction of continuance.

4.2	Corporation and Indemnified Party to Cooperate

The Parties shall, from time to time, provide such information and cooperate with each other, as the other may reasonably request, in respect of all matters under this Agreement.

4.3	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation.

4.4	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

4.5	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

ARTICLE 5

GENERAL

5.1	Term

The term of this Agreement will commence upon the date first set out above and will continue until 15 years after the Indemnified Party has ceased to act as a director or officer of the Corporation.

5.2	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation or in a similar capacity with respect to an Affiliate of the Corporation.

5.3	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party.

5.4	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and the heirs, attorneys, guardians, estate trustees, executors, trustees, administrators and permitted assigns of the Indemnified Party and the successors (including any successor by reason of amalgamation) and permitted assigns of the Corporation.

5.5	Amendments

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be so bound. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

5.6	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by email:

(a)	in the case of a Notice to the Indemnified Party at:

Email:

(b)	in the case of a Notice to the Corporation at:

Bausch + Lomb Corporation 520 Applewood Crescent
Vaughan, Ontario
Canada L4K 4B4

Attention: ●
Email: ●

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

5.7	Further Assurances

The Parties shall, with reasonable diligence, do all things and execute and deliver all such further documents or instruments as may be necessary or desirable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement and giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement.

5.8	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

5.9	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts together shall constitute one and the same agreement.

5.10	Governing Law; Attornment

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each Party agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or later to the venue of that action or proceeding, irrevocably submits to the non-exclusive jurisdiction of those courts in that action or proceeding and agrees to be bound by any judgment of those courts.

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IN WITNESS OF WHICH the Parties have duly executed this Agreement.

BAUSCH + LOMB CORPORATION

By:
Name:
Title:

Name

[Signature Page to Indemnity Agreement]